Exhibit 4(b)

SCHEDULE A

Fund	Average Daily Net Assets	Advisory Fee Rate
BlackRock Future Climate and Sustainable Economy ETF	First $1 billion	0.70%
	$1 billion - $3 billion	0.66%
	$3 billion - $5 billion	0.63%
	$5 billion - $10 billion	0.61%
	Greater than $10 billion	0.60%

BlackRock Future Health ETF	First $1 billion	0.85%
	$1 billion - $3 billion	0.80%
	$3 billion - $5 billion	0.77%
	$5 billion - $10 billion	0.74%
	Greater than $10 billion	0.72%

BlackRock Future Innovators ETF	First $1 billion	0.80%
	$1 billion - $3 billion	0.75%
	$3 billion - $5 billion	0.72%
	$5 billion - $10 billion	0.70%
	Greater than $10 billion	0.68%

BlackRock Future Tech ETF	First $1 billion	0.88%
	$1 billion - $3 billion	0.83%
	$3 billion - $5 billion	0.79%
	$5 billion - $10 billion	0.77%
	Greater than $10 billion	0.75%

BlackRock U.S. Carbon Transition Readiness ETF	First $1 billion	0.30%
	$1 billion - $3 billion	0.28%
	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

BlackRock U.S. Equity Factor Rotation ETF	First $1 billion	0.30%
	$1 billion - $3 billion	0.28%
	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

BlackRock World ex U.S. Carbon Transition Readiness ETF	First $1 billion	0.35%
	$1 billion - $3 billion	0.33%
	$3 billion - $5 billion	0.32%
	$5 billion - $10 billion	0.30%
	Greater than $10 billion	0.29%

Amended July 20, 2021